UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2016

GENERAL MILLS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01185	41-0274440
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Number One General Mills Boulevard Minneapolis, Minnesota		55426
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (763) 764-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 27, 2016, General Mills, Inc. held its 2016 Annual Meeting of Shareholders. There were 522,219,038 shares of common stock represented either in person or by proxy at the meeting. We have disclosed the final results for each matter voted upon, including the number of votes cast for or against, the number of abstentions, and, as applicable, the number of broker non-votes.

1.	Election of Directors. Shareholders elected the following individuals as directors of the company by the following votes:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Bradbury H. Anderson	407,286,769	3,955,680	1,161,864	109,814,725
R. Kerry Clark	408,436,959	2,872,993	1,094,361	109,814,725
David M. Cordani	407,610,573	3,619,418	1,174,322	109,814,725
Roger W. Ferguson Jr.	409,482,568	1,759,637	1,162,108	109,814,725
Henrietta H. Fore	402,239,375	9,091,935	1,073,003	109,814,725
Maria G. Henry	409,765,606	1,517,560	1,121,147	109,814,725
Heidi G. Miller	404,537,884	6,639,371	1,227,058	109,814,725
Steve Odland	398,856,616	12,402,036	1,145,661	109,814,725
Kendall J. Powell	391,590,084	13,376,897	7,437,332	109,814,725
Robert L. Ryan	406,477,799	4,767,918	1,158,596	109,814,725
Eric D. Sprunk	409,656,875	1,536,148	1,211,290	109,814,725
Dorothy A. Terrell	405,316,906	5,861,199	1,226,208	109,814,725
Jorge A. Uribe	409,539,153	1,787,824	1,077,336	109,814,725

2.	Adoption of the 2016 Compensation Plan for Non-Employee Directors. A new Compensation Plan for Non-Employee Directors was adopted to replace an existing plan. The proposal was supported by 94.2% of the votes cast “for,” “against,” and “abstaining” on the proposal.

For	Against	Abstain	Broker Non-Votes
388,482,446	20,956,431	2,965,436	109,814,725

3.	Advisory Vote on Executive Compensation. Shareholders approved the company’s compensation for its named executive officers on an advisory basis. The proposal was supported by 95.8% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
391,673,382	17,073,034	3,657,897	109,814,725

4.	Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of KPMG LLP as the company’s independent registered public accounting firm for the fiscal year ending May 28, 2017. The proposal was supported by 98.8% of the votes cast “for” and “against” it.

For	Against	Abstain	Broker Non-Votes
514,084,894	6,480,739	1,653,405	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016

GENERAL MILLS, INC.

By:	/s/ Richard C. Allendorf
Name: Richard C. Allendorf
Title: Senior Vice President,
General Counsel and Secretary